Exhibit 99.2

OpGen Announces Closing of $7.5 Million Public Offering

ROCKVILLE, MD., January 11, 2023 (GLOBE NEWSWIRE) – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or “the Company”), a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease, today announced the closing of its previously announced public offering of an aggregate of 2,586,207 shares of its common stock (or pre-funded warrants in lieu thereof), Series A-1 warrants to purchase up to 2,586,207 shares of common stock and Series A-2 warrants to purchase 2,586,207 shares of common stock, at a combined public offering price of $2.90 per share (or pre-funded warrant in lieu thereof) and accompanying warrants. The Series A-1 warrants have an exercise price of $2.65 per share, are exercisable immediately upon issuance and will expire five years from the date of issuance, and the Series A-2 warrants have an exercise price of $2.65 per share, are exercisable immediately upon issuance and will expire eighteen months from the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, were approximately $7.5 million. The Company intends to use the net proceeds from this offering to: (i) support continued commercialization of our FDA-cleared Acuitas AMR Gene Panel test for isolates in the U.S.; (ii) commercialize our products with a focus on the Unyvero Platform and diagnostic tests; (iii) support further development and commercialization of the Ares Genetics database and service offerings; (iv) support directed sales and marketing efforts to the customers and collaborators for our products and services, (v) invest in manufacturing and operations infrastructure to support sales of products; and (vi) repay certain outstanding indebtedness of the Company and its subsidiaries. We intend to use the remaining net proceeds for working capital and other general corporate purposes.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-268648), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 6, 2023. The offering was made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About OpGen, Inc.

OpGen, Inc. (Rockville, MD, U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s current product portfolio includes Unyvero, Acuitas AMR Gene Panel, and the ARES Technology Platform including ARESdb, NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction including ARESiss, ARESid, and AREScloud, as well as the Curetis CE-IVD-marked PCR-based SARS-CoV-2 test kit.

For more information, please visit www.opgen.com.

Forward-Looking Statements

These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Forward-looking statements may include, without limitation, statements regarding the use of net proceeds therefrom. Factors that could cause our results to differ materially from those described include, but are not limited to, the success of our commercialization efforts, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from this financing or other financings, the continued realization of expected benefits of our business combination transaction with Curetis GmbH, the continued impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, our ability to satisfy debt obligations under our loan with the European Investment Bank, the effect of the military action in Russia and Ukraine on our distributors, collaborators and service providers, our liquidity and working capital requirements, the effect on our business of existing and new regulatory requirements, our ability to realize any anticipated benefits from the reverse stock split, including maintaining its listing on the Nasdaq Capital Market and attracting new investors, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

OpGen Investor Contact:
Alyssa Factor
Edison Group
afactor@edisongroup.com